EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of April 10, 2003, by and between KRONOGEN SCIENCES INC., a Delaware corporation with its principal executive office located at 750 Lexington Avenue, New York, NY 10022 (the "Company"), and RICHARD S. SERBIN (the "Executive") (collectively, the "Parties").

      WHEREAS, the Company has executed an Asset Transfer Agreement dated as of April 4, 2003 (the "Transfer Agreement") pursuant to which the Company is acquiring certain assets owned by Dr. Vincent C. Giampapa and The Giampapa Institute for Anti-Aging Medical Therapy and it is a condition to the consummation of such Transfer Agreement that the Executive and Company enter into this Agreement; and

      WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1. EMPLOYMENT.

      1.1 Employment and Term. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on the third anniversary thereof (the "Term"), unless sooner terminated as hereinafter set forth.

      1.2 Duties of Executive. Executive shall serve as President and Chief Executive Officer of the Company. During the Term, Executive shall diligently perform such services as may be reasonably assigned to him by the Board of Directors of the Company. Executive shall devote substantially all of his business time to the business and affairs of the Company, render such services to the best of his ability and use his best efforts to promote the interests of the Company. Subject to the terms hereof, Executive may devote such reasonable amount of personal time as he determines to (i) serving, with the approval of the Board of Directors, as a director, trustee or member of any board or committee of any other organization; or (ii) engaging in charitable and community activities; provided, however, that such activities may not involve any conflict of interest with the interests of the Company or interfere materially with the performance of his duties and responsibilities under this Agreement.

2. COMPENSATION.

      2.1 Base Salary. During the Term, the Company shall pay Executive as compensation for all services rendered hereunder an annual base salary ("Base Salary") at the rate of $150,000 per year payable in accordance with the Company's normal payroll practices. During the Term, the annual Base Salary may be adjusted from time to time upon a majority vote of the Company's Board of Directors.
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      2.2 Bonus. Executive shall be eligible to receive an annual bonus on such terms, at such time and in such amount as the Board of Directors of the Company may determine in its sole discretion.

3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

      3.1 Expense Reimbursement. During the Term, the Company, upon the submission of appropriate supporting documentation by Executive, shall promptly reimburse Executive for all reasonable expenses actually paid or incurred by Executive in the course of and pursuant to the business of the Company.

      3.2 Vacation. During the Term, Executive shall be entitled to 4 weeks' paid vacation per year, provided that no vacation period may exceed 10 consecutive business days.

      3.3 Other Benefits. During the Term, Executive shall be entitled to participate and shall be included in any savings, 401(k), pension, profit sharing, group medical, group disability or similar plan generally provided to other senior executives of the Company, subject to any eligibility requirements applicable thereto

      3.4 Key Man Insurance. During the continuance of the Executive's employment hereunder, the Company shall have the right, but not the obligation, to maintain key man life insurance in its own name covering the Executive's life in such amount as shall be determined by the Company, for a term ending on the termination or expiration of this Agreement. The Executive shall aid in the procuring of such insurance by submitting to the required medical examinations, if any, and by filling out, executing and delivering such applications and other instrument in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.

      3.5 Indemnification. The Company will indemnify and hold harmless the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by applicable law as in effect at the time of the subject act or omission, or the certificate of incorporation and bylaws of the Company in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Executive.

      3.6 Directors and Officers Insurance. The Company shall endeavor to obtain and maintain directors' and officers' liability insurance with coverage reasonably consistent with the coverage in respect of similarly situated companies (both as to size of company and business), provided that the Company shall be under no obligation to obtain or maintain such insurance if in the opinion of the Company's Board of Directors, the Company cannot afford the cost of such insurance based on working capital, cash flow or other considerations deemed relevant by the Board.

4. TERMINATION.

      4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) any willful action or omission of Executive which constitutes a material breach of this Agreement (other than Section 5 of this Agreement) which is not cured within ten business


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days after receipt by Executive of notice of same; (ii) a breach of Section 5 of this Agreement; (iii) theft, fraud, embezzlement or misappropriation of the Company's assets or properties by Executive or any action by Executive of a nature that disparages or otherwise harms the Company or its business or public relations; or (iv) the conviction of Executive for any criminal act which is a felony. Upon any termination pursuant to this Section 4.1, the Company shall have no further liability to Executive hereunder other than for the payment of the unpaid portion of his Base Salary and reimbursement of expenses duly incurred through the date of termination.

      4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to Executive, shall at all times have the right to terminate this Agreement, and Executive's employment hereunder, if Executive shall, as the result of mental or physical incapacity, illness or disability, fail or be unable to perform his duties and responsibilities provided for herein for a period of more than 120 days in any 12 month period (a "Permanent Disability"). Upon any termination pursuant to this Section 4.2, the Company shall have no further liability to Executive hereunder other than (i) payment to Executive of his Base Salary earned as of the date of termination and (ii) reimbursement of expenses duly incurred through the date of termination.

      4.3 Death. In the event of the death of Executive during the Term, the Company shall have no further liability to Executive's estate hereunder other than (i) payment of Base Salary earned as of the date of death, and (ii) reimbursement of expenses duly incurred through the date of death.

      4.4 Termination Without Cause. Notwithstanding anything contained herein to the contrary, at any time the Company shall have the right to terminate Executive's employment hereunder without Cause by written notice to Executive. Upon any termination pursuant to this Section 4.4, the Company shall pay Executive (i) his Base Salary (at the annual rate in effect on the date of termination) through the end of the original three-year Term, and (ii) expenses duly incurred through the date of termination. Payments under clauses (i) and
(ii) of the preceding sentence shall be made in monthly installments, beginning not later than the thirtieth day following the date of termination. In addition, the Company shall continue to provide Executive the benefits provided to other senior executives of the Company through the end of the Term. The Company shall be deemed to have terminated Executive's employment pursuant to this Section 4.4 if such employment is terminated by Executive voluntarily as a result of the occurrence of any of the following events which is not consented to in writing by Executive prior to its occurrence or which is not cured by the Company within 30 days after its receipt of written notice of Executive's objection to the occurrence: (a) Executive is assigned to any position, duties or responsibilities that are significantly diminished from those contemplated by this Agreement; (b) Executive is requested to engage in conduct that is reasonably likely to result in a violation of law or (c) any material reduction in Executive's rate of compensation or in the benefits set forth in this Agreement (collectively "Good Reason").

      4.5 Notice. Executive agrees to give the Company 60 days' prior written notice of voluntary termination. Any termination under this Agreement shall be communicated by the terminating party to the other party in writing, specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

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      4.6 Procedure Upon Termination. On termination of employment, regardless of the reason, Executive shall promptly return to the Company all documents (including copies) and other property of the Company, including without limitation, client, customer and supplier lists, manuals, letters, materials, reports and records in his possession or control.

5. NON-COMPETITION AND NON-DISCLOSURE COVENANTS.

      5.1 Discoveries. During the Term, Executive shall communicate to the Company as Confidential Information (as hereinafter defined) of Company, each discovery, idea, design, invention and improvement relating to any manner of the Company's business, whether or not patentable and whether or not reduced to practice, which is conceived, developed or made by Executive, alone or jointly with others during the Term in connection with the services provided by Executive under this Agreement, and all of such discoveries, ideas, designs, inventions and improvements shall be the exclusive property of the Company and all of Executive's rights, title and interest therein are hereby irrevocably assigned by Executive to the Company.

      5.2 Non-Competition. From the date hereof through (i) the first anniversary date of any termination of Executive's employment with the Company by the Company without Cause or by Executive for Good Reason or (ii) the second anniversary date of any termination with Cause of Executive's employment with the Company or of Executive's resignation, Executive agrees not to engage in, have an interest in or render any services to, directly or indirectly (as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise), any business which (i) is engaged in the anti-aging/age management and medical practice management businesses or (ii) offers products or services similar to or competitive with products and services offered by the Company in the markets and territories in which the Company's products and services are offered during the Term, whether as executive, partner, director, employee, agent, consultant, shareholder, owner, manager, operator, licensor, licensee, joint venturer or otherwise; provided that Executive may hold less than 1% of the outstanding shares in any business listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a regulated national securities association.

      Executive shall not, during the Term and for a period of two years thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of this Section 5.2 shall serve as a prohibition against him from, during the period referred to herein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, client or customer of the Company, to discontinue or alter his, her or its relationship with the Company.

      5.3 Non-Disclosure. During the Term and thereafter, Executive agrees to
(i) hold all Confidential Information in trust and confidence for the Company and shall not use or disclose any such information to any person under any circumstances and (ii) be liable for damages incurred by the Company as a result

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of disclosure of any such information by Executive (without the prior written consent of the Company) for any purpose at any time after the date hereof. Notwithstanding the foregoing, Executive may disclose any such information to the extent such disclosure is compelled by a subpoena issued under applicable law or to the extent such information becomes publicly available other than by unauthorized disclosure by Executive. As used herein the term "Confidential Information" shall mean, with respect to the Company, any and all information (oral and written), other than such information which can be shown to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as a result of a breach of the provisions of this Section 5.3, including, but not limited to, business secrets, techniques and know-how, and information relating to clients, customers and prospects, suppliers, pricing, costs, marketing, and selling and servicing.

      5.4 Irreparable Harm. Executive agrees that all of the restrictive covenants set forth in Section 5 herein are reasonable in both scope and duration. Executive acknowledges that monetary damages for a breach of these restrictive covenants are inadequate and that breach would irreparably harm the Company. Executive, therefore, further agrees that the Company may enforce these restrictive covenants by obtaining an immediate injunction in a court of law or equity without the necessity of showing any actual damages and without the necessity of posting any bond. This right to injunctive relief is cumulative and in addition to all other remedies available to the Company by reason of any breach. In the event that any provision of these restrictive covenants is held, in whole or in part, to be invalid or unenforceable by reason of its scope and/or duration, such invalidity or unenforceability shall be limited to such provision and shall not affect any other portion of these restrictive covenants and the restrictive covenants shall be construed as if their scope of duration had been more narrowly drawn so as to be valid and enforceable.

      5.5 Consideration. Executive expressly acknowledges that the covenants set forth in this Section 5 are a material part of the consideration bargained for by the Company and without the agreement of Executive to be bound by such covenants, the Company would not have agreed to enter into this Agreement.

6. GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts entered into and wholly performed in the State of New Jersey.

7. NOTICES.

      In order to be effective, any notice or other communication required or permitted hereunder must be in writing and must be transmitted by personal delivery, reputable overnight courier service, certified mail (postage pre-paid, receipt requested) or telecopy, as follows:

   If to the Company:      Kronogen Sciences Inc.
                           750 Lexington Avenue, 20th Floor
                           New York, NY 10022
                           Attention: William G. Walters, Chairman of  the Board
                           Facsimile: (212) 905-0208

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   with a copy to:         Blank Rome LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention:      Robert J. Mittman, Esq.
                           Facsimile: (212) 885-5001

   if to Executive:        Richard S. Serbin
                           750 Lexington Avenue, 20th Floor
                           New York, NY  10022
                           Facsimile: (212) 905-0208

or at such other address as the party shall designate in a written notice to the other parties hereto, given in accordance with this Section 7. All notices and other communications shall be effective (i) if delivered in person, when delivered; (ii) if sent by overnight courier, the next business day following the delivery thereof to such courier (or such later date as is demonstrated by a bona fide receipt therefor); (iii) if sent by certified mail, three days after deposit in the mail; or (iv) if sent by telecopier with receipt acknowledged, when sent.

8. BENEFITS; BINDING EFFECT.

      This Agreement shall be for the benefit of and binding upon the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither Party may assign its rights or benefits hereunder without the prior written consent of the other Party hereto.

9. SEVERABILITY.

      If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.


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10. AMENDMENT; WAIVER.

      This Agreement shall not be amended, modified or supplemented, except in writing signed by both parties. The waiver by either Party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

11. NO THIRD-PARTY BENEFICIARY.

      Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representatives and/or legal representative) any rights or remedies under or by reason of this Agreement.

12. SURVIVAL.

      Notwithstanding the termination of this Agreement by Company for Cause, for disability or otherwise under this Agreement, Executive's obligations under
Section 5 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against the Executive in Section 5 hereof shall continue in force.

13.      ENTIRE AGREEMENT.

      This Agreement together with the Transfer Agreement and any other agreements entered into between the Parties pursuant to any provision thereof constitute and contain the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

14.      COUNTERPARTS.

      This Agreement may be executed in original or facsimile counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

15. COUNSEL.

      The parties to this Agreement do further state that they have been represented by counsel of their own choice in arriving at this Agreement and that this Agreement represents the product of their negotiations.

                            (SIGNATURE PAGE FOLLOWS)


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         IN WITNESS WHEREOF, the undersigned have executed this Employment
Agreement as of the date first above written.


                                                 KRONOGEN SCIENCES INC.


                                                 By   /s/ William G. Walters
                                                     --------------------------
                                                 Name:
                                                 Title:

                                                 EXECUTIVE

                                                 /s/ Richard S. Serbin
                                                 ------------------------------
                                                 Richard S. Serbin

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